EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned directors of Ohio Valley Banc Corp. (the “Company”) hereby constitutes and appoints Jeffrey E. Smith and Scott W. Shockey, or either of them, as his or her true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf, in his or her capacity as a director of the Company and to execute any and all instruments for him or her and in his or her name as a director of the Company, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-3 with respect to the Company's dividend reinvestment plan, including specifically, but without limitation, power and authority to sign for him or her as a director of the Company, the previously mentioned Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all registration statements relating to the same offering filed pursuant to the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, if applicable, with the Securities and Exchange Commission; and he or she hereby ratifies and confirms all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Anna P. Barnitz	Director	November 15, 2011
Anna P. Barnitz

/s/ Steven B. Chapman	Director	November 21, 2011
Steven B. Chapman

/s/ Harold A. Howe	Director	November 15, 2011
Harold A. Howe

/s/ Brent A. Saunders	Director	November 15, 2011
Brent A. Saunders

/s/ David W. Thomas	Director	November 15, 2011
David W. Thomas

/s/ Roger D. Williams	Director	November 15, 2011
Roger D. Williams

/s/ Lannes C. Williamson	Director	November 15, 2011
Lannes C. Williamson

/s/ Thomas E. Wiseman	Director	November 15, 2011
Thomas E. Wiseman